UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 2012


                               AMWEST IMAGING INC.
             (Exact name of Registrant as specified in its charter)

          Nevada                    333-167743                   27-2336038
(State or other Jurisdiction       (Commission                (I.R.S. Employer
     of Incorporation)             File Number)              Identification No.)

                                 815 John Street
                                   Suite 210k
                              Evansville, IN 47713
                    (Address of principal executive offices)

                                  812-250-4210
                           (Issuer's telephone number)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 7, 2012 Amwest Imaging Inc. ("Amwest") entered into a formal software license agreement with BION Enterprises LLC, ("BION") an Atlanta based software company.

BION provides document tracking technology and related services, and LokDrop.com ("LD") is the trade name and business, which operates the cloud-based, Software as a Service ("SaaS") secure, file-sharing website located at www.LokDrop.com, and which is 100% wholly owned by AMWEST.

The Software License, and mutual cross-marketing agreement between Amwest and Bion will accomplish the following primary objectives:

     a. LD will be able to offer its customers the BION SmartFile monitoring and tracking technology and reporting service;

     b. In Phase One, BION will provide LD customers, individual BION accounts, currently available at www.BionBeta.com, and;

     c. In Phase Two, LD and BION will both use their best efforts to develop an integrate a BION SmartFile solution, available directly on the LD website.

Consideration for the Licensing agreement has been paid, and is as follows:

     a.   $100,000 (One Hundred Thousand Dollars) and;

     b.   10 million shares of Amwest stock, which are restricted under rule
          144.

     c. These payments are for the licensing and services anticipated by the agreement being outlined herein.

In return for the payments made by AMWEST and received by BION, outlined above, BION hereby transfers to AMWEST a limited exclusivity for the BION SmartFile technology within the LD business sector, defined herein as secure, encrypted file sharing. Competitors such as DropBox.com and Box.net shall not receive direct access to the BION SmartFile technology.

However, independent users of BION who, have their own, direct account with BION for the purpose of tagging and tracking SmartFiles may independently have accounts with many other file sharing service providers. BION makes no warranties, representations or assurances that these individual users may or may not elect to use such file sharing services with files which are tagged, and are therefore utilizing the BION SmartFile technology.

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
AMWEST and LD shall have a 180 day (six month) Limited Exclusive period for the use of BION SmartFile for the file sharing market.

Should AMWEST & LD sell more than 10,000 subscribers per month, during the term of the Limited Exclusivity, then the Exclusivity shall be extended for an additional 180 day period.

The term of the Agreement, on a non-exclusive basis, shall commence and be deemed effective as of the Effective Date and shall continue for a period of two
(2) years (the "Initial Term"). Upon expiration of the Initial Term, the parties may agree to extend the term of this Agreement for an additional one (1) year term (the "Additional Term", and together with the Initial Term, the "Term").

Either Party may terminate this Agreement:

     (i)  for convenience upon 30 days (30) days' notice to the other Party, or

     (ii) in the event that a Party is in breach of its obligations or in violation of any other terms or conditions set forth in this Agreement, and that breach is not cured within five (5) days following the delivery of written notice to the breaching party. In the event that BION or AMWEST terminates this Agreement for convenience, AMWEST will continue to pay the applicable Fees on Customers' using the BION software during the Term and for a period of one (1) year post-termination.

                                    SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMWEST IMAGING CORP.


                                        BY: /s/ Jason Gerteisen
                                            ----------------------------
Dated: February 8, 2012                     Jason Gerteisen


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